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                                                           EXHIBIT 10.18

                            NOTE PURCHASE AGREEMENT
                            -----------------------


          AGREEMENT (this "Agreement"), dated as of June 23, 1999, between Rho Management Trust I (the "Purchaser") and musicmaker.com, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H :

          In order to provide bridge financing for the Company, the Company desires to sell a Promissory Note in the principal amount of One Million Dollars ($1,000,000) in the form set forth on Exhibit A hereto (the "Note").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Purchaser do hereby agree as follows:

          1.  Purchase and Sale.  Subject to the provisions of this Agreement,
              -----------------
on the Closing Date (as hereinafter defined) the Company will sell to the Purchaser, and Purchaser will purchase from the Company, a Note in the principal amount of One Million Dollars ($1,000,000) (the "Purchase Price").

          2.  Closing of Purchase and Sale.
              ----------------------------

              2.1  Closing; Closing Date. The purchase and sale of the Note to
                   ---------------------
the Purchaser (the "Closing") will take place at the offices of Kelley Drye and Warren LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m. local time on June 23, 1999, or at such other place or time as may be agreed upon by the Company and the Purchaser (the "Closing Date").

              2.2  Transactions at the Closing.  At the Closing, subject to the
                   ---------------------------
terms and conditions set forth herein, the Company will deliver to Purchaser a
Note in the principal amount of One Million Dollars ($1,000,000), in Purchaser's name, against payment in full by Purchaser of the Purchase Price, by delivery of a check drawn or a wire transfer of funds made to the order of the Company in the amount of the Purchase Price.

              2.3  Conditions to Closing.  The obligation of the Purchaser to
                   ---------------------
disburse the funds in the amount of the Purchase Price (the "Loan") is subject to the condition precedent that, on the Closing Date, the Purchaser shall have received the Note required by Section 2.2.

          3.   Representations and Warranties of the Company.  The Company
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represents and warrants that:

              3.1 The Company is a corporation duly organized and existing under the laws of the State of Delaware, and is properly qualified to do business and in good standing
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in every jurisdiction in which the Company is doing business, except where failure to so qualify will not have a material adverse effect on the Company.

              3.2 The execution, delivery and performance of this Agreement and any instrument or agreement required of the Company hereunder are within the Company's powers, have been duly authorized and are not in conflict with the terms of the Certificate of Incorporation or Bylaws of the Company, as each has been amended, or any instrument or agreement to which the Company is a party or by which the Company is bound or affected.

              3.3 No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority or other third party is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required hereunder, except as may have been obtained or contemplated hereby.

              3.4 There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on the Company, that would be contravened by the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required of the Company hereunder.

              3.5 This Agreement and the Note are each the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to rules of law governing specific performance, injunctive relief and other equitable remedies.

              3.6 The Company shall use the proceeds from the sale of the Note for general working capital in the ordinary course of the Company's business, unless otherwise approved by the Board of Directors of the Company.

          4.   Covenants.  The Company covenants and agrees that so long as the
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principal balance of the Loan plus such interest as may be due at the time in question (the "Debt") is outstanding, the Company will promptly notify Purchaser in writing of any event listed in Section 5 hereof ("Event of Default") or any event that, upon a lapse of time or notice or both, would become an Event or Default.

          5.   Events of Default.  Regardless of the terms of the Note issued
               -----------------
hereunder, the occurrence of any of the following events, at the option of the Purchaser, shall make the entire amount of the Debt immediately due and payable:

               5.1 The Company shall fail to pay, within five (5) days after the date when due, any principal due under the Note.

               5.2 Any representation or warranty herein shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

               5.3 The Company shall file any petition or action for relief under the Bankruptcy Reform Act of 1978, Title 11 of the U.S. Code, in effect from time to time, or under
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any other bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors.

               5.4 An involuntary petition or action for relief shall be filed under the Bankruptcy Reform Act of 1978, Title 11 of the U.S. Code against the Company or a custodian, receiver, trustee, assignee for the benefit of creditors (or any similar official) shall be appointed to take possession, custody or control of the properties of the Company, and such proceeding or appointment continues undismissed or unstayed for a period of thirty (30) days.

               5.5 Any breach or default shall occur under this Agreement or this Agreement shall become ineffective.

          6.   Subordination of Loan.
               ---------------------

               6.1 The Loan shall be subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness (as hereinafter defined) of the Company now outstanding. For purposes of this Section 6, the term "Senior Indebtedness" means (i) all indebtedness of the Company for borrowed money from banks; (ii) obligations of the Company with respect to equipment financing; and (iii) indebtedness of the Company evidenced by promissory notes issued in connection with the private placement thereof by GunnAllen Financial, Inc.

               6.2 No payment on account of principal of or interest on the Loan shall be made if at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a payment default) with respect to any Senior Indebtedness, as defined in the instrument(s) under which the same is outstanding, with respect to which the holders thereof have given notice of an intent to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

               6.3 Subject to the prior payment in full of all Senior Indebtedness, Purchaser shall be subject to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which Purchaser would be entitled except for the subordination provisions of Section 6.1 above shall, as between Purchaser and the Company and/or its creditors other than the holders of Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

                6.4 The provisions of this Section 6 are, and are intended solely, for the purposes of defining the relative rights of Purchaser and the holders of Senior Indebtedness. Nothing in this Section 6 shall impair, as between the Company and the Purchaser, the unconditional and absolute obligation of the Company to repay the Loan, together with all interest thereon, to Purchaser, nor shall anything herein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law or hereunder upon default.
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          7.   Miscellaneous.
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               7.1  Any communications between or among the parties hereto or notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by facsimile to the other party as follows:

          If to the Company:

          musicmaker.com, Inc.
          1831 Wiehle Avenue
          Suite 128
          Reston, Virginia 20190
          Attention:  Mr. Robert P. Bernardi
          Facsimile:  (703) 904-4117

          with a copy to:

          Venable, Baetjer and Howard, LLP
          2010 Corporate Ridge Road
          McLean, Virginia 22102
          Attention:  John L. Sullivan, III, Esq.
          Facsimile:  (703) 904-4117

          If to the Purchaser:

          Rho Management Trust I
          767 Fifth Avenue
          43rd Floor
          New York, New York 10153
          Attention:  Mr. Habib Kairouz
          Facsimile:  (212) 751-3613

          with a copy to:

          Kelley Drye & Warren LLP
          101 Park Avenue
          New York, New York 10178
          Attention:  Audrey M. Roth, Esq.
          Facsimile:  (212) 808-7897

               7.2 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however,
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that neither the Company nor the Purchaser may assign, amend, or waive this
Agreement, the Note, or any of the rights hereunder or thereunder without the prior written consent of the other party, provided, further, however, that
                                          --------  -------  -------
Purchaser may assign this Agreement, the Note, or any of the rights hereunder or thereunder to a beneficiary of Purchaser without the prior written consent of the Company.
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               7.3  The Company will pay (a) reasonable legal fees and expenses of counsel for the Purchaser incurred in connection with the preparation, negotiation and execution of this Agreement and the Note; (b) all stamp, documentary transfer and other similar transfer taxes (if any) payable with respect to this Agreement and the issuance of the Note other than taxes based upon the net income (including any federal and state income taxes) of Purchaser;
(c) all costs of complying with the securities or Blue Sky laws of any jurisdiction with respect to the offering or sale of the Note; and (d) the cost of delivering the Note to Purchaser. Adequate documentation of such expenses will be provided to the Company.

               7.4 No delay or omission by Purchaser to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent, or approval under this Agreement must be in writing to be effective.

               7.5 This Agreement and the Note integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and the Note, the terms, conditions and provisions of this Agreement shall prevail.

               7.6 This Agreement, and any instrument or agreement required hereunder, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. In the event any provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

               7.7 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

               7.8 The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                              COMPANY:

                              musicmaker.com, Inc.


                              By: /s/ Mark A. Fowler
                                  ----------------------------------
                                  Name: Mark A. Fowler
                                  Title:Chief Financial Officer

                              PURCHASER:

                              RHO MANAGEMENT TRUST I

                              By: Rho Management Company, Inc., its
                                  Investment Advisor


                              By:
                                  ----------------------------------
                                  Name:
                                  Title: